QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.04D

CALIFORNIA COASTAL COMMUNITIES, INC. RETIREMENT PLAN

AMENDMENT NO. 2

        The California Coastal Communities, Inc. Retirement Plan ("Plan"), which was executed December 21, 2001, and which has been amended for EGTRRA, is hereby further amended. This amendment is intended as good faith compliance with Revenue Rulings 2001-62 (applicable mortality table) and 2002-27 (definition of compensation), and is to be construed in accordance with guidance issued thereunder.

1.    Effective December 31, 2002, the following is added at the end of Section 6.3.3 of the Plan:

  Effective for distributions with Annuity Starting Dates on or after December 31, 2002, and notwithstanding any other Plan provisions to the contrary, the applicable mortality table used for purposes of adjusting any benefit or limitation under Code Section 415(b)(2)(B), (C), or (D) as set forth in the Plan and the applicable mortality table used for purposes of satisfying the requirements of Code Section 417(e) as set forth in the Plan is the table prescribed in Revenue Ruling 2001-62.

2.    Effective for Plan Years and Limitation Years beginning on and after January 1, 1998, the following paragraph is added at the end of the definition of "Compensation" in Section 1.16 of the Plan:

  For purposes of the definitions of "Compensation" in the Plan, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

        IN WITNESS WHEREOF, this Amendment No. 2 is executed this 30th day of December, 2002.

California Coastal Communities, Inc.
By:	/s/ SANDRA G. SCIUTTO

QuickLinks

  Exhibit 10.04D
CALIFORNIA COASTAL COMMUNITIES, INC. RETIREMENT PLAN AMENDMENT NO. 2